EXHIBIT 23

               CONSENT OF BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.

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                 [LETTERHEAD of BEARD NERTNEY KINGERY CROUSE & HOHL P.A.]






October 5, 1999

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 (No. 333-73289) of our report dated June 15, 1999, with respect to the financial statements of CyberGuide Online, Inc., as of and for the period May 31, 1999 and December 31, 1998, filed with the Securities and Exchange Commission.



/s/ BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.

Tampa, Florida

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